UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      May 31, 2007

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, Bed Bath & Beyond Inc. (the “Company”) entered into an agreement with Warren Eisenberg, Co-Chairman of the Company, to extend the term of employment under Mr. Eisenberg’s employment agreement to June 30, 2010.

On June 4, 2007, the Company entered into an agreement with Leonard Feinstein, Co-Chairman of the Company, to extend the term of employment under Mr. Feinstein’s employment agreement to June 30, 2010 and to change the address for notice purposes under the employment agreement.

Except as described above, the employment agreements have not been modified and continue in full force and effect.  A copy of the employment agreements have previously been filed with the Securities and Exchange Commission and are listed as Exhibits 10.18 and 10.19 to the Company’s Annual Report on Form 10-K for the year ended March 2, 2002.

Item 7.01            Regulation FD Disclosure

On June 4, 2007, the Company issued a press release announcing the forecasted earnings for fiscal first quarter ended June 2, 2007, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01            Financial Statements and Exhibits

(d)                                 Exhibits:

99.1                           Press Release issued by Bed Bath & Beyond Inc. on June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 5, 2007	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Bed Bath & Beyond Inc. on June 4, 2007.